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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 29, 2003

                         ------------------------------

                       CENTERPOINT ENERGY RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         1-13265                     76-0511406
(State or other jurisdiction       (Commission File Number)          (IRS Employer
     of incorporation)                                            Identification No.)

             1111 LOUISIANA
             HOUSTON, TEXAS                                   77002
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------
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ITEM 9. REGULATION FD DISCLOSURE.

         CenterPoint Energy Resources Corp. ("CERC") is providing the following information regarding its third quarter 2003 results that CERC expects will be presented to various members of the financial and investment community from time to time.

         For the three months ended September 30, 2003:

         o  revenues increased from $737 million to $950 million,

         o  operating income decreased from $37 million to $33 million, and

         o  net loss increased from $5 million to $10 million

as compared to the same period in 2002. Operating income declined because continued growth and higher revenues from rate increases implemented in 2002 in the natural gas distribution segment did not completely offset higher expenses primarily related to increased pension and employee benefit expenses, depreciation and other taxes. In addition, the costs associated with a receivables facility, which was modified in November 2002, reduced operating income by $2 million, whereas prior to the amendment, these costs were included in interest expense.

         For the nine months ended September 30, 2003:

         o  revenues increased from $2,848 million to $4,076 million,

         o  operating income increased from $229 million to $272 million, and

         o  net income increased from $72 million to $93 million

as compared to the same period in 2002. Operating income increased primarily due to continued growth and higher revenues from rate increases implemented in 2002 in the natural gas distribution segment partially offset by higher expenses primarily related to increased pension and employee benefit expenses, depreciation and other taxes. In addition, the costs associated with a receivables facility, which was modified in November 2002, reduced operating income by $9 million, whereas prior to the amendment, these costs were included in interest expense.

         The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by CERC under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of this information is not intended to, and does not, constitute a determination or admission by CERC that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of CERC or any of its affiliates.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         The information in Item 9 of this report is incorporated by reference herein. This information is being furnished, not filed, pursuant to Item 12. Accordingly, this information will
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not be incorporated by reference into any registration statement filed by CERC under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CENTERPOINT ENERGY RESOURCES CORP.



Date: October 29, 2003                     By:     /s/ James S. Brian
                                              ----------------------------------
                                                   James S. Brian
                                                   Senior Vice President and
                                                   Chief Accounting Officer